FingerMotion’s subsidiary JiuGe Information Technology Trademarks
Two New Brands expecting to provide Mobile Device Protection in
China

NEW YORK, NY October 25, 2021 (ACCESSWIRE) — FingerMotion, Inc. (“FingerMotion” or the “Company”) (OTCQX: FNGR), a mobile data and services company, is pleased to announce that its subsidiary Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe”) has trademarked two new brands, “Ji Shi Fu” and “Baowo”, which are expected to facilitate the underwriting of an innovative device protection program for telecom customers in China. The maintenance services could cover hundreds of stores in more than 10 provinces, and potential products include broken mobile phone screens, accidental damage repairs and compensation, older device trade-in’s and other services with the anticipation of gaining new users and opening new revenue channels. JiuGe expects these new brands, with the assistance of a large American insurance company, to be integrated into the Company’s China telecom systems in early 2022 to provide these seamless value-added mobile phone products to subscribers.

The Company believes there is a tremendous opportunity that exists in servicing this market based on relevant trends in other foreign markets. Preliminary beta testing will be conducted in the Shanghai, Guangdong, Anjui, Zhejiang, and Henan provinces and cities. More details will be provided when the testing is completed.

“This latest development demonstrates the flexibility of our business model to explore ways to monetize our vast active user base,” said Martin Shen, CEO of FingerMotion, Inc. “We are delighted to commence our beta testing on this mobile device protection product later this month and believe this will eventually represent another significant revenue stream.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com

718-269-3366

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